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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2002

JSCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11951 (Commission File Number)	37-1337160 (I.R.S. Employer Identification No.)

	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On September 26, 2002, Smurfit-Stone Container Corporation ("Smurfit Stone"), the sole stockholder of JSCE, Inc. (the "Company"), issued a press release announcing that, as of 12:00 midnight, New York City time, on Tuesday, September 24, 2002 (the "Expiration Time"), the previously announced tender offer (the "Tender Offer") of Jefferson Smurfit Corporation (U.S.) ("JSC (US)"), a wholly-owned subsidiary of the Company, to purchase any and all of its outstanding 9 3/4% Senior Notes due 2003 (the "9 3/4% Notes") had expired and that all 9 3/4% Notes tendered were accepted for purchase. As of the Expiration Time, approximately $473.7 million principal amount, or 94.7% of outstanding 9 3/4% Notes, had been validly tendered and not withdrawn.

        Smurfit-Stone also announced that JSC (US) closed its previously announced private placement offering of $700,000,000 of 8 1/4% Senior Notes due 2012 (the "8 1/4% Notes"). The offer and sale of the 8 1/4% Notes was not registered under the Securities Act, and the 8 1/4% Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1993, as amended, and applicable state securities laws.

        A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

        (C)    Exhibits:

          99.1    Press Release dated September 26, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JSCE, INC.
Dated: September 26, 2002	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 26, 2002.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index